Exhibit 99.1

July 28, 2026	FOR IMMEDIATE RELEASE

CTS Announces Second Quarter 2026 Results

Strong diversification momentum drives record margins and profitability; 2026 outlook raised

Lisle, Ill. - CTS Corporation (NYSE: CTS), a leading global designer and manufacturer of highly engineered solutions that “Sense, Connect and Move,” today announced results for the second quarter of 2026.

“CTS’s diversification strategy is translating into stronger, more resilient performance with those end market sales up 15% year over year and now represent 59% of total revenue. Transportation sales modestly declined with strong growth in new wins,” said Pratik Trivedi, CEO of CTS Corporation. “We delivered another quarter of outstanding execution, driving profitable growth, record margins, and strong cash generation. Our focus remains on the transformation of our portfolio through continued growth in our diversified end markets to accelerate long term value creation.”

Second Quarter 2026 Results

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Sales were $144.8 million in the second quarter of 2026, up 7% year-over-year. Sales to diversified end-markets increased 15%. Sales to the transportation market decreased 2%.
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Net income was $19.2 million, or 13.2% of sales, compared to $18.5 million, or 13.7% of sales in the second quarter of 2025.
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Diluted EPS was $0.66, up 4 cents from $0.62 in the second quarter of 2025.
•
Adjusted Gross margin was 41.5%, up 270 bps from 38.7% in the second quarter of 2025.
•
Adjusted EBITDA margin was 25.4%, up 240 bps from 23.0% in the second quarter of 2025.
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Adjusted diluted EPS was $0.74, up 17 cents from $0.57 in the second quarter of 2025.
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Operating cash flow was $33.4 million, up $5.0 million from $28.4 million in the second quarter of 2025.

2026 Guidance

Assuming the continuation of current market conditions, CTS is increasing its previous guidance of 2026 sales from a range of $560-$580 million to $565-$585 million and adjusted diluted EPS from a range of $2.35-$2.45 to $2.55-$2.70.

CTS does not provide reconciliations of forward-looking non-GAAP financial measures, such as estimated adjusted diluted earnings per share, to the most comparable GAAP financial measures on a forward-looking basis because CTS is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, restructuring costs, environmental remediation costs, acquisition-related costs, foreign exchange rates and other non-routine costs. Each of such adjustments has not yet occurred, are out of CTS' control and/or cannot be reasonably predicted. For the same reasons, CTS is unable to address the probable significance of the unavailable information.

www.ctscorp.com

Conference Call and Supplemental Materials

As previously announced, CTS has scheduled a conference call for 10:00 a.m. (ET) today.The conference call can be accessed by registering online at CTS Corporation Q2 2026 Earnings Call, at which time registrants will receive dial-in information as well as a conference ID. In addition, CTS will be using a supplemental slide presentation that will be referred to during the call. The presentation and a live audio webcast of the conference call will be available and can be accessed directly from CTS’ website at https://investors.ctscorp.com/news-events/events-and-presentations/.

Any replay, rebroadcast, transcript or other reproduction or transmission of this conference call, other than the replay accessible through the website noted above, has not been authorized by CTS and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About CTS

CTS Corporation (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and provides engineered products to customers in the aerospace & defense, industrial, medical and transportation markets. For more information, visit www.ctscorp.com/.

Diversified end markets, previously referred as the “non-transportation” market, includes the industrial, aerospace & defense, and medical end markets.

www.ctscorp.com

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this document regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are, or may be deemed to be, “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this document, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, among others, are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “demonstrates,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “outlook,” “schedule,” “on track,” “poised,” “pipeline,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are based on management’s expectations, certain assumptions, and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties, and other factors, which could cause CTS’ actual results, performance, or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: supply chain disruptions (including, but not limited to, the availability and cost of rare earth elements, minerals and metals); changes in the economy generally, including inflationary and/or recessionary conditions and increased tariffs, and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the funding of contracts by the U.S. Government; the results of actions to reposition CTS’ business; rapid technological change; general market conditions in the transportation, as well as conditions in the industrial, aerospace and defense, and medical markets; reliance on key customers; unanticipated public health crises, natural disasters or other events; environmental compliance and remediation expenses; the ability to protect CTS’ intellectual property; pricing pressures and demand for CTS’ products; risks associated with CTS’ international operations, including trade and tariff barriers, trade pacts, including the future of the USMCA, exchange rates and political and geopolitical risks (including, without limitation, the impact of tariffs on China, Canada and Mexico, and other nations, the potential impact of U.S./China relations and the impact of geopolitical conflicts may have on our business, results of operations and financial condition; write offs of goodwill on our balance sheet; the amount and timing of any share repurchases; and the effect of any cybersecurity incidents on our business. Many of these, and other risks and uncertainties, are discussed in further detail in Item 1A. of CTS's most recent Annual Report on Form 10-K and other filings made with the SEC. CTS undertakes no obligation to publicly update CTS’ forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

Contact

Ashish Agrawal

Vice President and Chief Financial Officer

CTS Corporation

4925 Indiana Avenue

Lisle, IL 60532 USA

+1 (630) 577-8800

ashish.agrawal@ctscorp.com

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net sales	$144,780	$135,309	$284,010	$261,078
Cost of goods sold	84,732	82,878	168,976	162,099
Gross margin	60,048	52,431	115,034	98,979
Selling, general and administrative expenses	28,390	23,077	54,373	46,700
Research and development expenses	4,763	6,326	11,398	12,515
Restructuring charges	94	297	480	749
Operating earnings	26,801	22,731	48,783	39,015
Other (expense) income:
Interest expense	(704)	(1,121)	(1,412)	(2,289)
Interest income	571	622	1,051	1,068
Other (expense) income, net	(430)	750	(511)	1,307
Total other (expense) income, net	(563)	251	(872)	86
Earnings before income taxes	26,238	22,982	47,911	39,101
Income tax expense	7,074	4,455	11,550	7,210
Net earnings	$19,164	$18,527	$36,361	$31,891
Earnings per share:
Basic	$0.67	$0.62	$1.27	$1.07
Diluted	$0.66	$0.62	$1.26	$1.06
Basic weighted – average common shares outstanding:	28,580	29,739	28,634	29,875
Effect of dilutive securities	329	251	317	285
Diluted weighted – average common shares outstanding:	28,909	29,990	28,951	30,160
Cash dividends declared per share	$0.04	$0.04	$0.08	$0.08

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars)

	(Unaudited) June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$107,536	$82,295
Accounts receivable, net of allowances of $673 and $910, respectively	92,157	88,096
Inventories, net	59,588	52,854
Other current assets	27,099	29,461
Total current assets	286,380	252,706
Property, plant and equipment, net	89,113	89,741
Operating lease assets, net	32,142	22,542
Other Assets
Goodwill	208,064	209,611
Other intangible assets, net	144,069	153,562
Deferred income taxes	21,566	25,110
Other assets	10,196	11,039
Total other assets	383,895	399,322
Total Assets	$791,530	$764,311
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$49,955	$48,220
Operating lease obligations	4,377	3,453
Accrued payroll and benefits	19,279	20,732
Accrued expenses and other liabilities	36,174	37,283
Total current liabilities	109,785	109,688
Long-term debt	55,000	57,500
Long-term operating lease obligations	30,511	21,841
Long-term pension obligations	3,671	3,698
Deferred income taxes	12,531	12,800
Other long-term obligations	7,217	6,998
Total Liabilities	218,715	212,525
Commitments and Contingencies
Shareholders’ Equity
Common stock	326,815	324,982
Additional contributed capital	43,208	43,303
Retained earnings	747,540	713,467
Accumulated other comprehensive income	11,019	13,748
Total shareholders’ equity before treasury stock	1,128,582	1,095,500
Treasury stock	(555,767)	(543,714)
Total shareholders’ equity	572,815	551,786
Total Liabilities and Shareholders’ Equity	$791,530	$764,311

www.ctscorp.com

CTS CORPORATION AND SUBSIDIARIES

OTHER SUPPLEMENTAL INFORMATION - UNAUDITED

(In millions of dollars, except percentages and per share amounts)

Non-GAAP Financial Measures

From time to time, CTS may use non-GAAP financial measures in discussing CTS’ business. These measures are intended to supplement, not replace, CTS’ presentation of its financial results in accordance with U.S. GAAP. CTS believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which CTS operates, and thus further provide useful information to investors. CTS’ definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. Non-GAAP measures should not be used by investors or third parties as the sole basis for formulating investment decisions, as they may exclude a number of important cash and non-cash recurring items.

CTS has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) restructuring charges; (2) restructuring-related charges; (3) environmental charges; (4) acquisition-related adjustments; (5) inventory fair value step-up costs; (6) foreign exchange (gains) losses; (7) non-cash pension expenses (income); and (8) certain discrete tax items are useful and assist in comparing CTS’ current operating results with past periods and with the operational performance of other companies in its industry. Included below is a description of the expenses that CTS has determined are not normal, recurring cash operating expenses necessary to operate its business and the rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

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Restructuring charges – costs primarily relating to workforce reduction costs, building and equipment relocation costs, asset impairment charges and other facility closure costs in connection with our continued optimization of our organization.
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Restructuring-related charges – costs related to restructuring actions that do not qualify as direct restructuring charges under US GAAP. These include duplicative expenses incurred due to the plant consolidation related transition activities such as excess rent, utilities, personnel related and other costs prior to start of production at the new location.
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Environmental charges – costs associated with our non-operating facilities that are unrelated to ongoing operations. Currently, none of these costs and accruals relate to sites that provide revenue generating activities for the Company.
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Acquisition-related adjustments – diligence and transaction costs related to acquisitions including related contingent earnout and other adjustments.
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Inventory fair value step-up costs – purchase accounting-related inventory costs from acquisitions.
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Foreign exchange (gains) losses – remeasurement income and expenses for non-U.S. subsidiaries with the U.S. dollar as the functional currency.
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Non-cash pension expenses (income) – pension income and expenses relating to the non-operating U.S. pension and post-retirement life insurance plans, including historical plan settlement activities.
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Discrete tax items – non-recurring, infrequent, or unusual tax adjustments (e.g., valuation allowances, uncertain tax position changes, unremitted assertion changes and discrete impacts associated with pre-tax non-GAAP items or due to tax law changes, etc.).

At times, the reconciliations below have been intentionally rounded to the nearest thousand, or $0.01 for EPS figures, and, therefore, may not sum.

www.ctscorp.com

Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Gross margin	$60.0	$52.4	$115.0	$99.0	$208.0	$187.6	$190.9

Net sales	$144.8	$135.3	$284.0	$261.1	$541.3	$514.8	$550.4

Gross margin as a % of net sales	41.5%	38.7%	40.5%	37.9%	38.4%	36.4%	34.7%

Adjustments to reported gross margin:
Restructuring-related charges (b)	—	—	—	—	0.2	0.7	0.6
Inventory fair value step-up (b)	—	—	—	—	—	2.1	—

Adjusted gross margin	$60.0	$52.4	$115.0	$99.0	$208.2	$190.4	$191.4

Adjusted gross margin as a % of net sales	41.5%	38.7%	40.5%	37.9%	38.5%	37.0%	34.8%

Adjusted Operating Earnings

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Operating earnings	$26.8	$22.7	$48.8	$39.0	$82.6	$71.2	$75.1

Net sales	$144.8	$135.3	$284.0	$261.1	$541.3	$514.8	$550.4

Operating earnings as a % of net sales	18.5%	16.8%	17.2%	14.9%	15.3%	13.8%	13.6%

Adjustments to reported operating earnings:
Restructuring charges (c)	0.1	0.3	0.5	0.7	1.4	4.7	7.1
Restructuring-related charges (b)	0.1	—	0.1	—	0.7	0.7	0.6
Environmental charges (a)	0.4	0.2	0.6	0.4	5.5	1.6	3.5
Acquisition-related adjustments (a)	0.1	(1.3)	0.1	(1.5)	(3.4)	(0.3)	0.4
Inventory fair value step-up (b)	—	—	—	—	—	2.1	—
Total adjustments to reported operating earnings	$0.6	$(0.8)	$1.4	$(0.4)	$4.2	$8.8	$11.5

Adjusted operating earnings	$27.4	$21.9	$50.1	$38.6	$86.9	$80.0	$86.6

Adjusted operating earnings as a % of net sales	18.9%	16.2%	17.7%	14.8%	16.0%	15.5%	15.7%

Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Net earnings	$19.2	$18.5	$36.4	$31.9	$65.3	$55.5	$60.5

Net sales	$144.8	$135.3	$284.0	$261.1	$541.3	$514.8	$550.4

Net earnings margin	13.2%	13.7%	12.8%	12.2%	12.1%	10.8%	11.0%

Depreciation and amortization expense	8.8	8.6	17.6	17.0	34.5	30.9	28.7
Interest expense	0.7	1.1	1.4	2.3	4.3	4.2	3.3
Tax expense	7.1	4.5	11.6	7.2	18.5	13.1	14.6

EBITDA	35.7	32.7	66.9	58.4	122.6	103.7	107.2

EBITDA Margin	24.7%	24.2%	23.6%	22.4%	22.6%	20.1%	19.5%

Adjustments to EBITDA:
Restructuring charges (c)	0.1	0.3	0.5	0.7	1.4	4.7	7.1
Restructuring-related charges (b)	0.1	—	0.1	—	0.7	0.7	0.6
Environmental charges (a)	0.4	0.2	0.6	0.4	5.5	1.6	3.5
Acquisition-related adjustments (a)	0.1	(1.3)	0.1	(1.5)	(5.6)	(0.3)	0.4
Inventory fair value step-up (b)	—	—	—	—	—	2.1	—
Non-cash pension and related expense (d)	—	—	—	0.1	0.1	0.2	—
Foreign currency loss (gain) (d)	0.4	(0.8)	0.5	(1.3)	(1.3)	2.7	2.0

Total adjustments to EBITDA	1.0	(1.6)	1.9	(1.6)	0.9	11.7	13.5

Adjusted EBITDA	$36.8	$31.1	$68.8	$56.8	$123.4	$115.4	$120.7

Adjusted EBITDA Margin	25.4%	23.0%	24.2%	21.8%	22.8%	22.4%	21.9%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2026	2025	2025	2026	2026	2025	2025
		Per share		Per share		Per share		Per share
Net earnings (A)	$19.2	$0.66	$18.5	$0.62	$36.4	$1.26	$31.9	$1.06

Adjustments to reported net earnings:
Restructuring charges (c)	0.1	0.00	0.3	0.01	0.5	0.02	0.7	0.03
Restructuring-related charges (a)	0.1	0.00	—	—	0.1	0.00	—	—
Environmental charges (a)	0.4	0.01	0.2	0.01	0.6	0.02	0.4	0.01
Acquisition-related adjustments (a)	0.1	0.00	(1.3)	(0.05)	0.1	0.00	(1.5)	(0.05)
Non-cash pension and related expense (d)	—	—	—	—	—	—	0.1	—
Foreign currency loss (gain) (d)	0.4	0.01	(0.8)	(0.03)	0.5	0.02	(1.3)	(0.04)
Total pretax adjustments to reported net earnings	$1.0	$0.04	$(1.6)	$(0.06)	$1.9	$0.06	$(1.6)	$(0.05)
Income tax effect of above adjustments (f)	(0.1)	(0.00)	0.3	0.01	(0.3)	(0.01)	0.1	—
Total adjustments, tax affected (f) (B)	$0.9	$0.03	$(1.3)	$(0.05)	$1.6	$0.05	$(1.5)	$(0.05)

Tax adjustments:
Other discrete tax items (e)	1.3	0.04	0.1	—	1.3	0.04	0.1	—
Total tax adjustments (C)	$1.3	$0.04	$0.1	$—	$1.3	$0.04	$0.1	$—
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	21.3	0.74	17.3	0.57	39.2	1.35	30.5	1.01

Net sales	$144.8		$135.3		$284.0		$261.1

Net earnings as a % of net sales	13.2%		13.7%		12.8%		12.2%

Adjusted net earnings as a % of net sales	14.7%		12.8%		13.8%		11.7%

	Twelve Months Ended December 31,
	2025	2025	2024	2024	2023	2023
		Per share		Per share		Per share
Net earnings (A)	$65.3	$2.19	$55.5	$1.80	$60.5	$1.92

Adjustments to reported net earnings:
Restructuring charges (c)	1.4	0.05	4.7	0.15	7.1	0.22
Restructuring-related charges (a)	0.7	0.02	0.7	0.02	0.6	0.02
Environmental charges (a)	5.5	0.18	1.6	0.05	3.5	0.11
Acquisition-related adjustments (a)	(5.6)	(0.19)	(0.3)	(0.01)	0.4	0.01
Inventory fair value step-up (b)	—	—	2.1	0.07	—	—
Non-cash pension and related expense (d)	0.1	0.00	0.2	0.01	—	—
Foreign currency (gain) loss (d)	(1.3)	(0.04)	2.7	0.09	2.0	0.06
Total pretax adjustments to reported net earnings	$0.9	$0.03	$11.7	$0.38	$13.5	$0.42
Income tax effect of above adjustments (f)	(0.6)	(0.02)	(2.2)	(0.07)	(2.4)	(0.07)
Total adjustments, tax affected (f) (B)	$0.3	$0.01	$9.5	$0.31	$11.1	$0.35

Tax adjustments:
Increase in valuation allowances (e)	—	—	—	—	—	—
Other discrete tax items (e)	0.8	0.03	0.3	0.01	(1.6)	(0.05)
Total tax adjustments (C)	$0.8	$0.03	$0.3	$0.01	$(1.6)	$(0.05)
Adjusted net earnings (A+B+C) and Adjusted net earnings per share	$66.3	$2.23	$65.3	$2.12	$70.0	$2.22

Net sales	$541.3		$514.8		$550.4

Net earnings as a % of net sales	12.1%		10.8%		11.0%

Adjusted net earnings as a % of net sales	12.3%		12.7%		12.7%

(a) Reflected in Selling, general and administrative and other income (expense), net.
(b) Reflected in Cost of goods sold.
(c) Reflected in Restructuring charges.

(d) Reflected in Other income (expense), net.

(e) Reflected in Income tax expense. For 2023, discrete tax items include adjusting for tax benefits resulting from $0.6 million for research and development tax credits from prior years, $0.8 million in foreign tax credits related to prior years from a 2023 tax law change, as well as $0.2 million from the release of uncertain tax benefits. For 2024, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for a foreign subsidiary. For 2025, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for research and developmental credits and the tax impacts of an immaterial correction of a prior period error. For 2026, the discrete tax items relate to items we deemed outside normal cash-generating operations including the addition of a valuation allowance for foreign tax credits and adjustments related to uncertain tax positions.

(f) We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments. For all periods presented, we applied the statutory income tax rates to the taxable portion of all of our adjustments. Our acquisition costs and foreign currency gains and losses included in our non-GAAP adjustments were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

NOTE: CTS believes that adjusted gross margin, adjusted operating earnings, adjusted EBITDA margin, adjusted net earnings and adjusted diluted earnings per share provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of CTS’ core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of CTS’ fundamental business operations (such as those items noted above in the paragraph titled “Non-GAAP Financial Measures”) or were not part of CTS’ business operations during a comparable period.

Controllable Working Capital

	June 30,		December 31,
	2026	2025	2025	2024	2023
Net accounts receivable	$92.2	$85.6	$88.1	$77.6	$78.6

Net inventory	$59.6	$57.1	$52.9	$52.3	$60.0

Accounts payable	$(50.0)	$(47.3)	$(48.2)	$(42.6)	$(43.5)

Controllable working capital	$101.8	$95.4	$92.7	$87.3	$95.1

Quarter sales	$144.8	$135.3	$137.3	$126.4	$124.7
Multiplied by 4	4	4	4	4	4
Annualized sales	$579.1	$541.2	$549.1	$505.6	$498.8

Controllable working capital as a % of annualized sales	17.6%	17.6%	16.9%	17.3%	19.1%

NOTE: CTS believes the controllable working capital ratio is a useful measure because it provides an objective measure of the efficiency with which CTS manages its short-term capital needs.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Net cash provided by operating activities	$33.4	$28.4	$50.7	$43.9	$102.1	$98.2	$88.8
Capital expenditures	(4.6)	(3.3)	(9.6)	(7.7)	(15.7)	(18.6)	(14.7)
Free cash flow	$28.8	$25.1	$41.1	$36.2	$86.4	$79.6	$74.1

Operating cash flow as a percentage of net earnings	174%	153%	139%	138%	156%	177%	147%
Free cash flow as a percentage of adjusted net earnings	135%	145%	105%	119%	130%	122%	106%

NOTE: CTS believes that free cash flow is a useful measure because it demonstrates the company’s ability to generate cash. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Capital expenditures	$4.6	$3.3	$9.6	$7.7	$15.7	$18.6	$14.7
Net sales	$144.8	$135.3	$284.0	$261.1	$541.3	$514.8	$550.4
Capex as % of net sales	3.2%	2.4%	3.4%	2.9%	2.9%	3.6%	2.7%

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended December 31,
	2026	2025	2026	2025	2025	2024	2023
Depreciation and amortization expense	$8.8	$8.6	$17.6	$17.0	$34.5	$30.9	$28.7
Stock-based compensation expense	$2.0	$0.6	$4.0	$2.3	$4.9	$5.7	$5.2